Exhibit 10.1
Execution Copy
COMPELLENT TECHNOLOGIES, INC.
THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 22nd day of September, 2006, by and among Compellent Technologies, Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto (the “Investors”).
RECITALS
     WHEREAS, the Company and certain Investors are parties to the Compellent Technologies, Inc. Second Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2005 (the “Prior Agreement”), and the Company and such Investors wish to amend and restate such agreement in its entirety;
     WHEREAS, the Company and the Investors are parties to the Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, shares of the Series C Preferred Stock (as defined below) subject to the terms contained therein;
     WHEREAS, the Company’s and the Investors’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and
     WHEREAS, to induce the Investors to enter into the Purchase Agreement and purchase shares of Series C Preferred Stock thereunder, the Company desires to enter into this Agreement with the Investors.
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Registration Rights. The Company covenants and agrees as follows:
          1.1 Definitions. For purposes of this Agreement:
               (a) The term “Act” means the Securities Act of 1933, as amended.
               (b) The term “Common Stock” means the common stock of the Company, par value $0.001.
               (c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

               (e) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
               (f) The term “Initiating Holders” means the holder(s) of thirty percent (30%) of the Common Stock issued or issuable upon conversion of the Preferred Stock then outstanding.
               (g) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
               (h) The term “Major Investor” shall mean any Investor or transferee that holds at least 5% of the then outstanding shares of Series C Preferred Stock or 3% of the outstanding shares of Registrable Securities.
               (i) The term “Options” means any options, warrants or other rights to acquire Common Stock.
               (j) The term “Preferred Stock” means the Series A-1 Preferred Stock of the Company, par value $0.001 per share, the Series A-2 Preferred Stock of the Company, par value $0.001 per share, the Series B Preferred Stock, par value $0.001 per share, and the Series C Preferred Stock.
               (k) The term “Preferred Stock Directors” shall have the meaning set forth in the Third Amended and Restated Voting Rights Agreement, dated as of September 22, 2006, by and among the Company and the other parties listed on Exhibits A and B thereto.
               (l) The term “Qualified IPO” means a firm commitment underwritten public offering of the Company’s Common Stock under the Act which causes the conversion of all outstanding shares of Preferred Stock.
               (m) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (n) The term “Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Act or sold in a private transaction in which the transferor’s rights under Section 1 of this Agreement are not assigned or (ii) any shares of Common Stock issued upon the conversion of shares of Preferred Stock pursuant to Article IV(D)(4)(n) (“Special Mandatory Conversion”) of the Company’s Amended and Restated Certificate of Incorporation (the "Restated Certificate”), as such provision may be amended from time to time (the “Special Mandatory Conversion Shares”). The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
               (o) The term “Rule 144” means Rule 144 promulgated under the Act.
               (p) The term “SEC” means the Securities and Exchange Commission.
               (q) The term “Series C Preferred Stock” means the Series C Preferred Stock of the Company, par value $0.001.
          1.2 Amendment and Restatement. The Company and such Investors that are parties to the Compellent Technologies, Inc. Second Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2005, agree to hereby amend and restate such agreement in its entirety. By their execution of this Agreement, the Investors that are parties to the Compellent Technologies Second Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2005, agree and consent to this amendment and the terms and conditions of this amended and restated Agreement.
          1.3 Request for Registration.
               (a) Subject to the conditions of this Section 1.3, if the Company shall receive at any time after the earlier of (i) September 30, 2008 or (ii) six months after the effective date of the Initial Offering, a written request from the Initiating Holders that the Company file a registration statement under the Act covering the registration of at least 30% of the then-outstanding Registrable Securities (or a lesser percentage provided the aggregate offering price to the public is at least $5,000,000 (before deducting underwriters’ discount and commissions)), then the Company shall, within ten days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.3, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in such written request (and in all notices received by the Company from other holders within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.3(a)).
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in Section 1.3(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Securities) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.
               (c) The Company shall not be required to effect a registration pursuant to this Section 1.3:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
                    (ii) after the Company has effected two (2) registrations pursuant to this Section 1.3, and such registrations have been declared or ordered effective, provided that, if, the Holders are required to pay the registration expenses of a withdrawn offering pursuant to Section 1.8, then the Holders shall forfeit their right to request one such registration; or
                    (iii) if (A) the registration request relates to the Company’s Initial Offering; and (B) the Company delivers notice in writing to the holders of Registrable Securities that it in good faith expects to file a registration statement (other than a registration statement relating solely to employee benefit plans or related solely to a SEC Rule 145 transaction) related to the Company’s Initial Offering within seventy-five (75) days of the date the Company receives such registration request (provided that the Company continues to use good faith commercially reasonable efforts to file such registration statement within such period of time);
                    (iv) during the period of effectiveness of any Market Stand-Off Agreement applicable to any of the Holders requesting registration; or
                    (v) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.5 hereof; or
                    (vi) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.3, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

          1.4 Company Registration.
               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or other employee benefit plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 13(c), use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding the definitions of the term “Registrable Securities” in Section 1.1(n), the parties agree that for purposes of this Section 1.4 only, such term shall be deemed to include, in addition to the Registrable Securities described in Section 1.1(n), any Special Mandatory Conversion Shares that are issued and outstanding.
               (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.
               (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.4 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriter or underwriters. If the underwriter(s) reasonably determines that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriters) may exclude shares (including Registrable Securities) from the registration and the underwriting and the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders desiring inclusion in such registration; and third, to any other stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that in no event shall the amount of Registrable Securities of the selling Holders included in such registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders (other than the stockholder(s), if any, requesting registration under this Section 1.4) in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
          1.5 Form S-3 Registration. If the Company shall receive from the Holders of at least 17.5% of the shares of Preferred Stock (determined on an as converted basis) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given by such Holders within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5:
                    (i) if Form S-3 is not available for such offering by the Holders;
                    (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000;
                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.5; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
                    (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.5, provided that, if, the Holders are required to pay the registration expenses of a withdrawn offering pursuant to Section 1.8, then such withdrawn offering shall count as an effected registration for purposes determining the number of registrations within the twelve (12) month period preceding the date of a request for registration under this Section 1.5; or
                    (v) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.5 shall not be counted as requests for registration effected pursuant to Section 1.3. In the event the Holders of Registrable Securities propose to offer the shares of Registrable Securities pursuant to this Section 1.5 by means of an underwriting, then the provisions of Section 1.3(c) shall apply to all participants in the offering.
          1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and shall keep such registration statement effective for a period of not less than one hundred twenty (120) days or, if earlier, until the distribution contemplated in such registration statement has been completed;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
               (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (g) cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of any registration.
          1.7 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
          1.8 Expenses of Registration. All expenses (other than underwriting discounts and commissions, and stock transfer taxes applicable to the sale of Registrable Securities) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.3, 1.4 and 1.5, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 or Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of seventy-five (75%) percent of the Registrable Securities to be registered, in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration, unless withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware, or should not have reasonably been aware, at the time of such request. If the Company is required to pay the registration expenses of a withdrawn offering, then the Holders shall not forfeit their rights pursuant to Section 1.3 to a demand registration or Section 1.5 to a registration on Form S-3.
          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.10(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder (which consent shall not be unreasonably withheld), provided further that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that, in no event shall any such contribution under this subsection 1.10(d) exceed the net proceeds from the offering received by the indemnifying party. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
     1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.
          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent (or subsidiary thereof), partner, limited partner, retired partner, affiliate or stockholder of a Holder (including in the case of a Holder that is a private equity fund, any side fund, successor fund or predecessor fund of such Holder, or other venture capital fund that is an affiliate of such Holder), (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below.
          1.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (a “Market Stand-Off Agreement”). The foregoing provisions of this Section 1.13 shall only be applicable to the Holders to the extent all officers and directors of the Company, as well as any holder owning more than 1% of the outstanding stock of the

Company, on an as-converted basis, enter into similar agreements. The underwriters in connection with the Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
     Notwithstanding the foregoing, all (but not less than all) Holders may be granted early release from the provisions of this Section 1.13, if prior to the effectiveness of this provision, the underwriters present a plan to the Board of Directors of the Company for the Holders’ release from such provisions in the event market conditions are favorable following the effective date of a registration statement pertaining to the Initial Offering.
     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of: (i) five (5) years following the consummation of the Initial Offering, or (ii) after the Initial Offering when all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.
          1.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy-five (75%) percent of the outstanding Preferred Stock (voting on an as converted basis and as a single class), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) registration rights which are pari passu or superior to the registration rights granted pursuant to this Agreement, or (b) to make a demand registration which could result in such registration statement being declared effective (i) prior to the earlier of April 30, 2008 or twelve months after the effective date of the Initial Offering, or (ii) within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.3.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor and each Investor that is an SBIC (as defined in the Purchase Agreement):
               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, and such financial statements shall include a report comparing such statements to the monthly budget and business plan for the Company as provided to the Board of Directors;
               (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments; and
               (f) such other information relating to the condition (financial or otherwise), business, prospects or corporate affairs of the Company as the SBIC or the Major Investor or any assignee of the Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.
          2.2 Inspection. The Company shall permit each Major Investor and each Investor that is an SBIC, along with their authorized representatives, at such Major Investor’s or SBIC’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor or the SBIC; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
          2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the effectiveness of a Qualified IPO.
          2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer to purchase its Pro Rata Share (as hereinafter defined) in whole or in part with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor shall be entitled to apportion or assign the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate, including in the case of a Major Investor that is a venture capital fund, side-funds, predecessor funds, successor funds and any other funds that are affiliates of such fund. Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
          (a) The Company shall deliver a notice in accordance with Section 3.5 hereof (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms upon which it proposes to offer such Shares, and (iv) each Major Investor’s Pro-Rata Share of such Shares.
          (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to such Major Investors Pro Rata Share of such Shares. For purposes of this Section 2.4, a Major Investor’s “Pro Rata Share” of the Shares shall mean the number of Shares that equals the proportion that (i) the number of shares of Common Stock and Common Stock issuable upon conversion of the Preferred Stock (excluding all Special Mandatory Conversion Shares) then held by such Major Investor bears to (ii) the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible equity securities and including all Special Mandatory Conversion Shares). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the Shares available to it (a "Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after such information is given in accordance with the provisions of Section 3.5 hereof, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but that were not subscribed for by the Major Investors, that equals the proportion that (i) the number of Registrable Securities then held by such Fully-Exercising Investor bears to (ii) the total number of Registrable Securities then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.
          (c) If all Shares that Investors are entitled to subscribe for pursuant to subsection 2.4(b) are not subscribed for as provided in subsection 2.4(b) hereof, the Company may, during the ninety (60) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the such person or persons than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
          (d) The right of first offer in this Section 2.4 shall not be applicable to:
                    (i) shares of Common Stock issued or issuable upon conversion of the Preferred Stock;

                    (ii) securities issued as dividends or distributions on the Preferred Stock;
                    (iii) shares of Common Stock issued or issuable solely for compensatory purposes, to directors, officers, employees or consultants of the Company, whether directly (as Common Stock or Options) or pursuant to a stock option plan or a restricted stock plan, in each case approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Stock Directors);
                    (iv) shares of Common Stock issued pursuant to the exercise of Options or the conversion of stock or other equity securities of the Company outstanding as of the date hereof and convertible into Common Stock;
                    (v) securities issued in connection with a bona fide business acquisition or license of technology of or by the Company, whether by license, merger, consolidation, sale of assets, sale or exchange of stock or otherwise that are not issued primarily for equity financing purposes, in each case as approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Stock Directors);
                    (vi) securities issued to non-financial institutions in connection with bona fide collaboration, technology license, development, original equipment manufacturer, distribution, development, marketing, foundry or similar transactions that are not issued primarily for equity financing purposes, in each case approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Stock Directors);
                    (vii) securities issued in connection with bona fide commercial borrowing, real estate leases, capital equipment leases, licensing, distribution, development, corporate partnering or similar transactions that are not issued primarily for equity financing purposes, in each case approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Stock Directors); and
                    (viii) Shares of Common Stock issued to the public in connection with a firm-commitment underwritten public offering of the Common Stock.
          2.5 Termination of Certain Covenants. The covenants set forth in Section 2.4 shall terminate as to Major Investors and be of no further force or effect upon (i) the effectiveness of the Qualified IPO or (ii) a Liquidation (as such term is defined in the Company’s then-current Certificate of Incorporation).
          2.6 Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a “United States real property holding corporation” as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and shall, from time to time upon the request of any Investor, confirm to such Investor that it is not a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Investor of such change in status.

          2.7 Compliance. The Company shall, and shall cause each of its subsidiaries to, use its or their best efforts to:
               (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorization and permits necessary to the conduct of its businesses;
               (b) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements for the conduct of its business;
               (c) pay and discharge all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, or operations of the Company and its subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP in the applicable jurisdictions, consistently applied) have been established on its books with respect thereto;
               (d) apply for and continue in force, with good and responsible insurance companies, adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business, including but not limited to, at such time as determined by the Board of Directors, apply for and continue in good force with a good and responsible insurance company, employment practices insurance reasonably acceptable to the holders of a majority of the shares of Preferred Stock (voting together as a separate class and on an as converted basis).
          2.8 Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide, to the maximum extent permitted by law, for elimination of the liability of directors and for indemnification of directors for acts on behalf of the Company.
          2.9 Unrelated Business Taxable Income. Any gross income derived by the Investors from the Company shall be in the form of dividends or gains from the disposition of property and only such dividends or gains that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income. This Section 2.9 shall not be deemed to apply to (i) any compensation (in cash, stock or other form) received by designees of the Investors in their capacities as directors of the Company that is transferred to the Investors, or (ii) any income included under Section 512(b)(4) of the Code as a result of debt financed property incurred by any Investor in connection with the purchase of an interest in the Company, or (iii) any income derived by the Investors from the Company with respect to which the Investors have expressly waived in writing the application of the provisions of this Section 2.9.
          2.10 Qualified Small Business Stock. The Company will not take any action that would cause the Investors’ shares to not qualify as “Qualified Small Business Stock” under Section 1202 of the Code. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause such shares not to so qualify as “Qualified Small Business Stock.”
          2.11 Transactions with Affiliates. The Company will not engage in any transaction with any affiliate on terms more favorable to the affiliate than would have been obtainable on an arm’s-length basis in the ordinary course of business unless approved by a majority of the disinterested Board of Directors.
          2.12 Stock Equivalent Vesting. All securities, options and other similar stock equivalents issued after the date of this Agreement by the Company to employees, directors, consultants and other service providers shall be subject to approval of the Board of Directors, and unless otherwise approved by the Board of Directors, shall vest over four years as follows: 25% at the end of the first year following such issuance, and in equal monthly amounts for the remaining three years. The terms used in the previous sentence shall be set forth in a stock option agreement between the Company and the optionee. In addition, all securities, options and other similar stock equivalents issued after the date of this Agreement by the Company to employees, directors, consultants and other service providers shall be subject to a repurchase option that entitles the Company (or its assigns) to repurchase at cost any unvested shares held by a stockholder upon such stockholder’s termination, with or without cause. All of the Company’s offer letters issued to employees and consultants after the date of this Agreement shall state that the granting of options is subject to approval by the Board of Directors.
          2.13 Proprietary Information Agreements. The Company will cause all employees to enter into proprietary information and assignment agreements in a form approved by the Board of Directors. Such agreements shall contain provisions regarding confidentiality, assignment of inventions and innovations to the Company, non-solicitation of employees and customers during employments and for one year following the termination of employment and non-compete provisions during employment and for one year following the termination of employment.
          2.14 Stock Option Repurchase. The Company hereby agrees that, in the event that it shall opt not to exercise its right to repurchase shares of Common Stock issued to employees, directors and consultants pursuant to any stock option plan or a restricted stock plan of the Company, including the agreements promulgated for use thereunder, or any other agreement that grants repurchase rights to the Company, whether with respect to the repurchase of unvested shares at cost or the right of first refusal in connection with proposed transfers (to the extent not already covered by the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company and the parties listed on Exhibits A and B) (collectively, the “Repurchase Rights”), the Company shall assign the Repurchase Rights to the Major Investors so that each Major Investor shall have the option to purchase up to that portion of an optionee’s shares of Common Stock that is subject to the Repurchase Rights and that equals the proportion that the number of shares of Preferred Stock then held by such Major Investor bears to the total number of shares of Preferred Stock then held by all of the Major Investors.

     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally or by courier, or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office, and (ii) in the case of any Investor which is an original party to this Agreement, at the address of such Investor as set forth on Schedule A hereto or, if not provided below, such other address for such Investor as shall be designated in writing from time to time by such Investor; and, (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.
          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          3.7 Entire Agreement. This Agreement (including the exhibits and schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

          3.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy percent (70%) of the Preferred Stock (voting together as a single class and on an as converted basis). Any amendment or waiver effected in accordance with this Section 3.8 shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.
          3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Preferred Stock, pursuant to the Purchase Agreement or otherwise to a purchaser (a) in such amount as such purchaser shall be considered a Major Investor, or (b) that is an SBIC, such purchaser may become a party to this Agreement by executing and delivering an additional counter part signature page to this Agreement, and upon so doing shall be deemed a Major Investor or SBIC, as applicable hereunder.
          3.12 Termination of Prior Agreement. The Prior Agreement is hereby amended, restated and superceded in its entirety by this Agreement and shall be terminated and of no further force and effect.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPELLENT TECHNOLOGIES, INC.
By:	/s/ Philip E. Soran
Philip E. Soran
Chief Executive Officer

NOMURA INTERNATIONAL PLC
By:	/s/ Andrew Healey
	Name:	Andrew Healey
	Title:	Head of Technology Private Equity

CENTENNIAL VENTURES VII, LP
By:	/s/ Jeffrey H. Schultz
	Name:	Jeffrey H. Schultz, Managing Director

CENTENNIAL ENTREPRENEURS FUND VII, LP
By:	/s/ Jeffrey H. Schultz
	Name:	Jeffrey H. Schultz, Managing Director

CRESCENDO IV ENTREPRENEURS FUND A, L.P. By: Crescendo Ventures IV, LLC Its: General Partner
By:	/s/ Jeffrey R. Tollefson
	Name:	Jeffrey R. Tollefson
	Title:	General Partner

Compellent Technologies, Inc.
Investor Rights Agreement Signature Page

CRESCENDO IV AG & CO. BETEILIGUNGS KG By: Crescendo German Investments IV, LLC Its: Managing Partner
/s/ Jeffrey R. Tollefson
	Name:	Jeffrey R. Tollefson
	Title:	General Partner

CRESCENDO IV, L.P. By: Crescendo Ventures IV, LLC Its: General Partner
/s/ Jeffrey R. Tollefson
	Name:	Jeffrey R. Tollefson
	Title:	General Partner

CRESCENDO IV ENTREPRENEURS FUND, L.P. By: Crescendo Ventures IV, LLC Its: General Partner
/s/	Jeffrey R. Tollefson
	Name:	Jeffrey R. Tollefson
	Title:	General Partner

EL DORADO VENTURES VI, L.P. By: El Dorado Venture Partners VI, LLC Its: General Partner
/s/ Charles D. Beeler
Managing Member

EL DORADO TECHNOLOGY ‘01, L.P. By: El Dorado Venture Partners VI, LLC Its: General Partner
/s/ Charles D. Beeler
Managing Member

Compellent Technologies, Inc.
Investor Rights Agreement Signature Page

CARGILL INCORPORATED
By:	/s/ Paul Bieganski
	Name:	Paul Bieganski
	Title:	VP Cargill Ventures

AFFINITY VENTURES III, L.P. By: Affinity Capital Advisors, LLC Its: General Partner
By:	/s/ B. Kristine Johnson
	Name:	B. Kristine Johnson
	Title:	Managing Member

/s/ Jeffrey Hinck
Jeffrey Hinck

STARTEC INVESTMENTS, LLC
By:	/s/ Joy J. Lindsay
	Name:	Joy J. Lindsay
	Title:	Chief Manager

Rancho Partners II, L.P. By: Knelman Asset Management Group, LLC Its: General Partner
By:	/s/ I.P. Knelman
Name:
Title:

D&W VENTURES IV, LP By: D&W Managers LLC
By:	/s/ Thomas Martin
	Name:	Thomas Martin
	Title:	A Manager

/s/ Willis D. Heim
Willis D. Heim

Compellent Technologies, Inc.
Investor Rights Agreement Signature Page

Schedule A
Nomura International PLC
Nomura House
One St. Martin’s-le-Grand
London, EC1A 4NP, UK
Centennial Ventures VII, LP
600 Congress Avenue, Suite 200
Austin, TX 78701
Fax: (512) 505-4550
Phone: (512) 505-4500
Centennial Entrepreneurs Fund VII, LP
600 Congress Avenue, Suite 200
Austin, TX 78701
Fax: (512) 505-4550
Phone: (512) 505-4500
Crescendo IV, L.P.
800 LaSalle Avenue, Suite 2250
Minneapolis, MN 55402
Fax: (612) 607-2801
Phone: (612) 607-2800
Crescendo IV Entrepreneurs Fund, L.P.
800 LaSalle Avenue, Suite 2250
Minneapolis, MN 55402
Fax: (612) 607-2801
Phone: (612) 607-2800
Crescendo IV Entrepreneurs Fund A, L.P.
800 LaSalle Avenue, Suite 2250
Minneapolis, MN 55402
Fax: (612) 607-2801
Phone: (612) 607-2800
Crescendo IV AG & Co. Beteiligungs KG
800 LaSalle Avenue, Suite 2250
Minneapolis, MN 55402
Fax: (612) 607-2801
Phone: (612) 607-2800
El Dorado Ventures VI, L.P.
c/o El Dorado Ventures
2440 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Phone: (650) 854-1200
Fax: (650) 854-1202
El Dorado Technology ‘01, L.P.
c/o El Dorado Ventures
2440 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Phone: (650) 854-1200
Fax: (650) 854-1202
Cargill, Incorporated
15407 McGinty Road West
Wayzata, Minnesota 55391-2399
Affinity Ventures III, L.P.
901 Marquette Ave., Suite 1810
Minneapolis, MN 55424
Fax: (612) 252-9900
Phone: (612) 252-9911
Jeffrey Hinck
15 Gideons Point Road
Tonka Bay, MN 55331
Fax: (952) 995-7493
Phone: (612) 382-6191
Rancho Partners II, L.P.
225 South Sixth Street, Suite 3390
Minneapolis, MN 55402
Fax: (612) 341-8226
Willis D. Heim
6605 Glen Arbor Way
Naples, FL 34119
StarTec Investments, LLC
7900 International Drive, Suite 825
Bloomington, MN 55425
Fax: (952) 883-3239
Phone: (952) 883-3222
D&W Ventures IV, L.P.
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Fax: (612) 340-8827
Phone: (612) 340-2665